METROPOLITAN SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

TO

ARTICLES OF INCORPORATION

METROPOLITAN SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o United Corporate Services, Inc., 20 South Charles Street, Suite 1200, Baltimore, Maryland 21201 (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation has authority to issue four billion seven hundred fifty million (4,750,000,000) shares of capital stock, $0.01 per share, having an aggregate par value of $47,500,000.00.

SECOND: The Board of Directors of the Corporation (the “Board of Directors”), at a meeting duly convened and held on August 14, 2008, adopted resolutions designating, classifying or reclassifying 245,000,000 shares of unissued capital stock of the Corporation, so that the total number of shares of authorized capital stock of the Corporation shall be divided among the following classes of capital stock, each class compromising the number of shares and having the designations, preferences, rights, voting powers and such qualifications, limitations and restrictions as are hereinafter set forth:

Designation	Class	Existing Shares of Authorized Stock	Reclassified Shares of Authorized Stock
BLACKROCK MONEY MARKET PORTFOLIO	A	25,000,000.000	20,000,000.000
	B	10,000,000.000	15,000,000.000
	E	1,000,000.000	1,000,000.000

	Total	36,000,000.000	36,000,000.000

BLACKROCK AGGRESSIVE GROWTH PORTFOLIO	A	75,000,000.000	75,000,000.000
	B	5,000,000.000	5,000,000.000
	D	20,000,000.000	20,000,000.000
	E	5,000,000.000	5,000,000.000

	Total	105,000,000.000	105,000,000.000

BLACKROCK BOND INCOME PORTFOLIO	A	30,000,000.000	25,000,000.000
	B	10,000,000.000	10,000,000.000
	E	10,000,000.000	7,500,000.000

	Total	50,000,000.000	42,500,000.000

BLACKROCK DIVERSIFIED PORTFOLIO	A	175,000,000.000	175,000,000.000
	B	10,000,000.000	10,000,000.000
	E	10,000,000.000	10,000,000.000

	Total	195,000,000.000	195,000,000.000

BLACKROCK LARGE CAP VALUE PORTFOLIO	A	75,000,000.000	65,000,000.000
	B	50,000,000.000	40,000,000.000
	E	15,000,000.000	15,000,000.000

	Total	140,000,000.000	120,000,000.000

BLACKROCK LEGACY LARGE CAP GROWTH PORTFOLIO	A	30,000,000.000	25,000,000.000
	B	10,000,000.000	10,000,000.000
	E	5,000,000.000	5,000,000.000

	Total	45,000,000.000	40,000,000.000

BLACKROCK STRATEGIC VALUE PORTFOLIO	A	75,000,000.000	60,000,000.000
	B	20,000,000.000	20,000,000.000
	E	30,000,000.000	30,000,000.000

	Total	125,000,000.000	110,000,000.000

CAPITAL GUARDIAN U.S. EQUITY PORTFOLIO	A	60,000,000.000	60,000,000.000
	B	20,000,000.000	20,000,000.000
	E	1,000,000.000	1,000,000.000

	Total	81,000,000.000	81,000,000.000

DAVIS VENTURE VALUE PORTFOLIO	A	175,000,000.000	175,000,000.000
	B	35,000,000.000	35,000,000.000
	E	75,000,000.000	75,000,000.000

	Total	285,000,000.000	285,000,000.000

FI LARGE CAP PORTFOLIO	A	60,000,000.000	60,000,000.000
	B	5,000,000.000	5,000,000.000
	E	5,000,000.000	5,000,000.000

	Total	70,000,000.000	70,000,000.000

FI MID CAP OPPORTUNITIES PORTFOLIO	A	90,000,000.000	90,000,000.000
	B	10,000,000.000	10,000,000.000
	E	5,000,000.000	5,000,000.000

	Total	105,000,000.000	105,000,000.000

FI VALUE LEADERS PORTFOLIO	A	10,000,000.000	7,500,000.000
	B	5,000,000.000	5,000,000.000
	D	5,000,000.000	5,000,000.000
	E	5,000,000.000	5,000,000.000

	Total	25,000,000.000	22,500,000.000

FRANKLIN TEMPLETON SMALL CAP GROWTH PORTFOLIO	A	15,000,000.000	15,000,000.000
	B	15,000,000.000	15,000,000.000
	E	5,000,000.000	5,000,000.000

	Total	35,000,000.000	35,000,000.000

HARRIS OAKMARK FOCUSED VALUE PORTFOLIO	A	15,000,000.000	10,000,000.000
	B	5,000,000.000	5,000,000.000
	E	5,000,000.000	5,000,000.000

	Total	25,000,000.000	20,000,000.000

JENNISON GROWTH PORTFOLIO	A	175,000,000.000	150,000,000.000
	B	100,000,000.000	75,000,000.000
	E	5,000,000.000	5,000,000.000

	Total	280,000,000.000	230,000,000.000

JULIUS BAER INTERNATIONAL STOCK PORTFOLIO	A	150,000,000.000	150,000,000.000
	B	15,000,000.000	15,000,000.000
	E	10,000,000.000	10,000,000.000

	Total	175,000,000.000	175,000,000.000

LEHMAN BROTHERS AGGREGATE BOND INDEX PORTFOLIO	A	125,000,000.000	125,000,000.000
	B	100,000,000.000	100,000,000.000
	E	50,000,000.000	30,000,000.000

	Total	275,000,000.000	255,000,000.000

LOOMIS SAYLES SMALL CAP PORTFOLIO	A	10,000,000.000	10,000,000.000
	B	5,000,000.000	5,000,000.000
	E	5,000,000.000	5,000,000.000

	Total	20,000,000.000	20,000,000.000

METLIFE STOCK INDEX PORTFOLIO	A	250,000,000.000	250,000,000.000
	B	60,000,000.000	60,000,000.000
	E	20,000,000.000	20,000,000.000

	Total	330,000,000.000	330,000,000.000

METLIFE MID CAP STOCK INDEX PORTFOLIO	A	50,000,000.000	40,000,000.000
	B	35,000,000.000	35,000,000.000
	E	10,000,000.000	10,000,000.000

	Total	95,000,000.000	85,000,000.000

METLIFE CONSERVATIVE ALLOCATION PORTFOLIO	A	10,000,000.000	10,000,000.000
	B	50,000,000.000	50,000,000.000
	E	1,000,000.000	1,000,000.000

	Total	61,000,000.000	61,000,000.000

METLIFE CONSERVATIVE TO MODERATE ALLOCATION PORTFOLIO	A	15,000,000.000	15,000,000.000
	B	125,000,000.000	125,000,000.000
	E	1,000,000.000	1,000,000.000

	Total	141,000,000.000	141,000,000.000

METLIFE MODERATE ALLOCATION PORTFOLIO	A	50,000,000.000	40,000,000.000
	B	300,000,000.000	350,000,000.000
	E	1,000,000.000	1,000,000.000

	Total	351,000,000.000	391,000,000.000

METLIFE MODERATE TO AGGRESSIVE ALLOCATION PORTFOLIO	A	50,000,000.000	40,000,000.000

	B	300,000,000.000	350,000,000.000
	E	1,000,000.000	1,000,000.000

	Total	351,000,000.000	391,000,000.000

METLIFE AGGRESSIVE ALLOCATION PORTFOLIO	A	10,000,000.000	10,000,000.000
	B	50,000,000.000	50,000,000.000
	E	1,000,000.000	1,000,000.000

	Total	61,000,000.000	61,000,000.000

MFS TOTAL RETURN PORTFOLIO	A	10,000,000.000	10,000,000.000
	B	5,000,000.000	5,000,000.000
	E	5,000,000.000	5,000,000.000
	F	20,000,000.000	20,000,000.000

	Total	40,000,000.000	40,000,000.000

MFS VALUE PORTFOLIO	A	100,000,000.000	80,000,000.000
	B	25,000,000.000	25,000,000.000
	E	15,000,000.000	15,000,000.000

	Total	140,000,000.000	120,000,000.000

MORGAN STANLEY EAFE INDEX PORTFOLIO	A	75,000,000.000	50,000,000.000
	B	50,000,000.000	50,000,000.000
	E	15,000,000.000	10,000,000.000

	Total	140,000,000.000	110,000,000.000

NEUBERGER BERMAN MID CAP VALUE PORTFOLIO	A	60,000,000.000	60,000,000.000
	B	50,000,000.000	45,000,000.000
	E	10,000,000.000	10,000,000.000

	Total	120,000,000.000	115,000,000.000

OPPENHEIMER GLOBAL EQUITY PORTFOLIO	A	75,000,000.000	75,000,000.000
	B	50,000,000.000	40,000,000.000
	E	5,000,000.000	5,000,000.000

	Total	130,000,000.000	120,000,000.000

RUSSELL 2000 INDEX PORTFOLIO	A	75,000,000.000	75,000,000.000
	B	50,000,000.000	30,000,000.000
	E	10,000,000.000	10,000,000.000

	Total	135,000,000.000	115,000,000.000

T.ROWE PRICE SMALL CAP GROWTH PORTFOLIO	A	50,000,000.000	50,000,000.000
	B	25,000,000.000	25,000,000.000
	E	5,000,000.000	5,000,000.000

	Total	80,000,000.000	80,000,000.000

T.ROWE PRICE LARGE CAP GROWTH PORTFOLIO	A	60,000,000.000	60,000,000.000
	B	50,000,000.000	50,000,000.000
	E	5,000,000.000	5,000,000.000

	Total	115,000,000.000	115,000,000.000

WESTERN ASSET MANAGEMENT U.S. GOVERNMENT PORTFOLIO	A	150,000,000.000	150,000,000.000
	B	50,000,000.000	50,000,000.000
	E	20,000,000.000	20,000,000.000

	Total	220,000,000.000	220,000,000.000

WESTERN ASSET MANAGEMENT STRATEGIC BOND OPPORTUNITIES PORTFOLIO	A	100,000,000.000	100,000,000.000
	B	35,000,000.000	35,000,000.000
	E	28,000,000.000	28,000,000.000

	Total	163,000,000.000	163,000,000.000

ZENITH EQUITY PORTFOLIO	A	5,000,000.000	5,000,000.000

MET-DIMENSIONAL INTERNATIONAL SMALL CAP PORTFOLIO	A	—	50,000,000.000
	B	—	20,000,000.000

	Total	—	70,000,000.000

VAN ECK GLOBAL NATURAL RESOURCES PORTFOLIO	A	—	50,000,000.000
	B	—	20,000,000.000

	Total	—	70,000,000.000

TOTAL:		4,750,000,000	4,750,000,000

THIRD: A description of the “Class A,” the “Class B,” the “Class D,” the “Class E” and the “Class F” shares of each Portfolio indicated above, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors, is as follows:

(a) Except as described in (b) and (c) below, the “Class A,” the “Class B,” the “Class D,” the “Class E” and the “Class F” shares of a Portfolio shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(b) For purposes of computing the net asset values of a Portfolio’s shares: (1) only the “Class B,” the “Class D,” the “Class E” and the “Class F” shares shall be charged with the fees under any plan adopted pursuant to Rule 12b-1 for that Portfolio under the Investment Company Act of 1940 (the “1940 Act”), and such fees shall be at a maximum annual rate of .50% of the amount of the average Portfolio’s daily net assets that are attributable to the “Class B, “ the “Class D,” the “Class E” and/or the “Class F” shares; (2) the Portfolio’s “Class A,” the “Class B,” the “Class D,” the “Class E,” or the “Class F” shares, respectively, shall be separately charged with other expenses, liabilities or losses that are properly allocable to the “Class A,” the “Class B,” the “Class D,” the “Class E,” or the “Class F” shares pursuant to paragraph (a)(1) of Rule 18f-3 under the 1940 Act and an effective plan adopted pursuant to said Rule 18f-3; and (3) no dividends or other distributions shall be charged against the Portfolio’s “Class A,” “Class B,” “Class D,” “Class E,” or “Class F” shares other than those actually paid, respectively, on those classes.

(c) A Portfolio’s dividends and distributions (including those in connection with any liquidation of the Portfolio), gains and losses, as well as other expenses that are not allocated differently as between the Portfolio’s classes pursuant to (b) above, shall be allocated between that Portfolio’s “Class A,” “Class B,” “Class D,” “Class E” and “Class F” shares on a consistent basis in accordance with the requirements of Rule 18f-3(c)(1) and the terms of the Rule 18f-3 plan, referred to in (b) above, as in effect from time to time.

FOURTH: (a) The holders of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of the stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except (i) when otherwise required by law and (ii) if the Board of Directors, in its sole discretion, determines that any matter concerns only one or more particular class or classes, it may direct that only holders of that class or those classes may vote on the matter.

(b) Except as the Board of Directors may provide in classifying or reclassifying any unissued shares of stock, each class of stock of the Corporation shall have the following powers, preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

(i) Except as maybe otherwise provided herein, all consideration received by the Corporation for the issue or sale of shares of stock of any class in a given Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form, shall constitute assets of that Portfolio (and its class or classes), as opposed to any other Portfolios and classes of the Corporation, subject only to the rights of creditors, and are herein referred to as assets “belonging to” that Portfolio. Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Portfolio, shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Portfolios established and designated from time to time, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable.

(ii) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors, giving due consideration to the interests of each class and to the interests of the Corporation as a whole. Pursuant, to the foregoing:

(A) Dividends or distributions on shares of any Portfolio shall be paid only out of surplus or other lawfully available assets determined by the Board of Directors as belonging to such Portfolio.

(B) Inasmuch as the Corporation intends to qualify as a “regulated open-end investment company” under the Internal Revenue Code of 1986, as amended, or any successor or statute comparable thereto, and regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect to that year. In furtherance, and not in limitation of the foregoing, in the event that a Portfolio has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other Portfolios, the amount to be deemed available for distribution to the Portfolio or Portfolios with the net capital gain may be reduced by the amount offset.

(iii) The assets belonging to any Portfolio shall be charged with the liabilities in respect to such Portfolio, and shall also be charged with its share of the general liabilities of the Corporation in proportion to the net asset value of the respective Portfolios before allocation of general liabilities. However, the decision of the Board of Directors as to the amount of assets and liabilities belonging to the Corporation, and their allocation to a given Portfolio or Portfolios shall be final and conclusive.

(iv) In the event of the liquidation of the Corporation, the stockholders of each Portfolio that has been established and designated shall be entitled to receive, as a group, the excess of the assets belonging to that Portfolio over the liabilities belonging to that Portfolio. The assets so distributable to the stockholders of any particular Portfolio that has but a single class of outstanding shares shall be distributed among such stockholders in proportion to the number of shares of that Portfolio held by them and recorded on the books of the Corporation. Any assets not readily identifiable as belonging to any particular Portfolio shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Portfolios established and designated, as provided herein. Any such allocation by the Board of Directors shall be conclusive and binding for all purposes.

(v) Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, at the redemption price of such shares as in effect from time to time, subject to the right of the Board of Directors to suspend the right of redemption of shares of capital stock of the Corporation or postpone the time of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by, or pursuant to the discretion of the Board of Directors from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Redemption shall be conditional upon the Corporation having funds legally available therefore. Payment of the redemption price shall be made in cash or by check or current funds, or in assets other than cash, by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors.

(vi) The Corporation’s shares of stock are issued and sold, and all persons who shall acquire stock of the Corporation shall acquire the same, subject to the condition and understanding that the provisions of the Articles of Incorporation of the Corporation, as from time to time amended, shall be binding upon them.

FIFTH: The shares aforesaid have been duly classified or reclassified by the Board of Directors pursuant to the authority and power contained in Article V of the Articles of Incorporation of the Corporation.

SIXTH: These Articles Supplementary do not increase or decrease the total number of shares of capital stock that the Corporation has authority to issue.

SEVENTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

EIGHTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

NINTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President on September 1, 2008.

ATTEST:	METROPOLITAN SERIES FUND, INC.

/s/ Michael P. Lawlor	By:	/s/ Elizabeth M. Forget
Michael P. Lawlor		Elizabeth M. Forget
Assistant Secretary		President